EXHIBIT 99.1

                      ATLANTIC GULF COMMUNITIES CORPORATION


FOR IMMEDIATE RELEASE

CONTACT:    THOMAS W. JEFFREY OR HARRY ROSE
            ATLANTIC GULF COMMUNITIES CORPORATION
            305-859-4000
            http://www.atlanticgulf.com

                      ATLANTIC GULF COMMUNITIES CORPORATION
                       ANNOUNCES THAT ITS SECURITIES WILL
                       BE TRADED ON THE OTC BULLETIN BOARD

            MIAMI, FLORIDA, THURSDAY, DECEMBER 10, 1998: Atlantic Gulf Communities Corporation announced today that the NASDAQ Stock Market, Inc. informed the Company today that its securities would be delisted from the NASDAQ National Market ("NNM"), effective as of the close of business today, Thursday, December 10, 1998, due to the Company's failure to satisfy the NNM net tangible assets continued listing requirement. It is NASDAQ's position that the Company's $51.7 million of preferred stock does not qualify as equity for purposes of the net tangible assets requirement because of its future "put" feature. NASDAQ also informed the Company that it does not currently satisfy the initial listing requirements for the NASDAQ Small Cap Market. The Company does not intend to appeal NASDAQ's decision. The Company's securities are eligible for immediate trading on the Over The Counter Bulletin Board (the "OTCBB"). The Company will be posting further information on its Web Page regarding the trading procedures for its securities on the OTCBB.

            Thomas W. Jeffrey, the Company's Executive Vice President and Chief Financial Officer, stated: "We are extremely disappointed with NASDAQ's decision. Particularly so, because it comes at a time when the Company is otherwise successfully executing its business plan. In the last five years, the Company has repaid over $240 million of corporate debt, transitioned its land inventory from small, secondary markets to dynamic, primary markets and become the leading non-homebuilder supplier of developed homesites in the State of Florida. The Company reported (1) $341,000 of net income attributable to common stock for the third quarter and (2) total stockholders equity (inclusive of preferred stock) of more than $50 million at September 30, 1998." Mr. Jeffrey added that "the Company is moving forward on its institutional debt refinancing, which we expect to close this month. We are acquiring new core projects. We are adding value to our existing projects. Finally, we are continuing to dispose of predecessor assets. While we may not agree with NASDAQ's decision, we will not let it distract us from our primary corporate goal of building value for our stockholders."

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            Atlantic Gulf Communities is one the Southeast's largest residential real estate developers. The Company develops residential lots for homebuilders in many of Florida's most active markets, including South Florida, Tampa, Orlando and North Naples. The Company has recently expanded to active growth markets outside of Florida, such as Raleigh-Durham, North Carolina, Dallas, Texas, and Aspen, Colorado. Headquartered in Miami, Florida, the Company is a proven leader in professional development services and is known for its leadership role in environmental quality.

            STATEMENTS CONTAINED IN THIS NEWS RELEASE, IF NOT HISTORICAL, ARE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, WHICH INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL EVENTS TO DIFFER MATERIALLY FROM THE EVENTS DESCRIBED IN THE FORWARD LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, OPERATING AND/OR
FINANCIAL EVENTS WHICH MIGHT AFFECT THE TRADING PRICE OF THE COMPANY'S SECURITIES; BUSINESS AND/OR FINANCIAL EVENTS, BEYOND THE COMPANY'S CONTROL, WHICH MAY DELAY OR PREVENT THE CLOSING OF THE COMPANY'S NEW, INSTITUTIONAL DEBT FACILITIES; THE EFFECT OF ECONOMIC AND MARKET CONDITIONS ON THE COMPANY'S OPERATIONS; THE SALEABILITY OF PREDECESSOR ASSETS; THE COMPANY'S OWN DEBT AND EQUITY STRUCTURE AND RELATED FINANCING CONTINGENCIES AND RESTRICTIONS; THE COMPANY'S ABILITY TO CLOSE FINANCINGS OF NEW REAL ESTATE PROJECTS AT PARTICULAR TIMES RELATIVE TO THE COMPANY'S CASH FLOW NEEDS AT SUCH TIMES; THE SUCCESS OR LACK THEREOF OF THE COMPANY'S CURRENT DEVELOPMENT PROJECTS; COMPETITIVE PRESSURES; THE AVAILABILITY AND COST OF FINANCING REAL ESTATE ACQUISITIONS AND DEVELOPMENTS; THE AVAILABILITY OF HIGH QUALITY REAL ESTATE PARCELS IN THE
COMPANY'S PRIMARY REAL ESTATE MARKETS; AND THE CYCLICAL NATURE OF THE REAL ESTATE MARKET IN THE COMPANY'S PRIMARY MARKETS.